                                                                       EXHIBIT 5

                                          March 28, 2000

Tenneco Automotive Inc.
500 North Field Drive
Lake Forest, IL 60045

     Re: Tenneco Automotive Stock Ownership Plan for Hourly Employees and Tenneco Automotive Stock Ownership Plan for Salaried Employees

Ladies and Gentlemen:

     We acted as counsel to Tenneco Automotive Inc. (the "Company") in connection with the filing of the Registration Statement on Form S-8 (the "Registration Statement") being filed under the Securities Act of 1933, as amended (the "Act"), on or about the date of this letter to register 1,880,000 shares of common stock, par value $.01 per share, including the associated preferred stock purchase rights (the "Shares") of the Company which may from time to time be offered or sold by the Company in connection with the Tenneco Automotive Stock Ownership Plan for Hourly Employees and the Tenneco Automotive Stock Ownership Plan for Salaried Employees (collectively, the "Plans").

     In arriving at this opinion, we have examined the Registration Statement and the exhibits thereto. We have also examined originals or copies, certified or otherwise, of such other documents, evidence of corporate action and certificates and instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. In all such examinations we have assumed the genuineness of all signatures, the authority to sign, and the authenticity of all documents submitted to us as originals. We have also assumed the conformity of originals of all documents submitted to us as copies.

     Based upon and subject to the foregoing, we are of the opinion that the Shares that will be issued under the Plans have been duly authorized and, when issued pursuant to and in accordance with the Plans, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to any and all references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                          Very truly yours,

                                          /s/ JENNER & BLOCK